Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of BidGive International, Inc. (the "Company") on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rebecca Richardson-Blanchard, the Interim Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rebecca Richardson-Blanchard
Rebecca Richardson-Blanchard
Interim Chief Financial Officer

Date: April 16, 2007